Exhibit 10.27

ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT

This Assignment and Assumption of Purchase Agreement (“Assignment”) is entered into between KBS CAPITAL ADVISORS LLC, a Delaware limited liability company (“Assignor”), and KBS SOR CITY CENTER, LLC, a Delaware limited liability company (“Assignee”), as of February 1, 2018 (“Effective Date”).

RECITALS

A. Pursuant to the terms of that certain Purchase and Sale Agreement dated January 17, 2018 by and between DOF II City Tower LLC, a Delaware limited liability company (“Seller”), as seller, and Assignor, as buyer (the “Purchase Agreement”), Assignor agreed to acquire the Property (as such term is defined in the Purchase Agreement).

B. Assignor desires to assign, without recourse, representation or warranty, all of its rights, benefits, liabilities and obligations arising under the Purchase Agreement (and related documents) to Assignee, and Assignee desires to assume all of said rights, benefits, liabilities and obligations subject to the terms of this Assignment.

NOW, THEREFORE, in consideration of the foregoing promises, the mutual undertakings of the parties set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

1. Recitals; Defined Terms. The above recitals are incorporated herein by reference. Capitalized terms used in this Assignment but not otherwise defined herein shall have the respective meanings given such terms in the Purchase Agreement.

2. Assignment and Assumption. Assignor hereby transfers, assigns and conveys to Assignee, without recourse, representation or warranty, express or implied, all of Assignor’s rights, interests, liabilities and obligations in, to and under the Purchase Agreement (and related documents). Assignee hereby assumes all such rights, interests, liabilities and obligations, and joins in all representations, warranties, releases, and indemnities, of Assignor under the Purchase Agreement (and related documents). Assignor agrees it shall not be released from its obligations under the Purchase Agreement as a result of this Assignment unless and until the Closing is consummated, and Assignee and Assignor shall be and remain jointly and severally liable for such obligations unless and until the Closing is consummated. Assignee agrees that its acquisition of the Property pursuant to the Purchase Agreement shall be subject to all terms and conditions thereof, including without limitation all release and as-is provisions of the Purchase Agreement. Notwithstanding the foregoing, (a) Seller shall have the right to deal exclusively with Assignee with respect to all matters pertaining to and/or arising out of the Purchase Agreement, (b) Assignor’s approval or consent shall not be required in connection with any amendment or modification to the Purchase Agreement hereafter entered into by and between Seller and Assignee, and (c) any and all amendments to the Purchase Agreement hereafter entered into by and between Seller and Assignee shall be binding on Assignor.

3. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties’ successors and assigns.

4. Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. Each counterpart may be delivered by facsimile transmission. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto.

[Signatures on the following page]

Executed as of the date set forth above.

ASSIGNOR:

KBS CAPITAL ADVISORS LLC,

a Delaware limited liability company

By:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel,
Chief Financial Officer

ASSIGNEE:

KBS SOR CITY CENTER, LLC,

a Delaware limited liability company

By:	KBS SOR ACQUISITION XXXII, LLC,
a Delaware limited liability company,
its sole member

By:	KBS SOR PROPERTIES, LLC,
a Delaware limited liability company,
its sole member

By:	KBS SOR (BVI) HOLDINGS, LTD.,
a British Virgin Islands company limited by shares,
its sole member

By:	KBS STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP,
a Delaware limited partnership,
its sole shareholder

By:	KBS STRATEGIC OPPORTUNITY REIT, INC.,
a Maryland corporation,
its sole general partner

By:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel,
Chief Financial Officer